Exhibit (h)(iv)

THIRD AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS THIRD AMENDED AND RESTATED AGREEMENT made as of June 13, 2024 by and between Perpetual Americas Funds Trust, a Massachusetts business trust (the “Trust”), on behalf of each of the investment series set forth on Schedule A attached hereto (each such series, a “Fund” and collectively, the “Funds”), and JOHCM (USA) Inc (d/b/a Perpetual Americas Funds Services), an investment adviser registered with the Securities and Exchange Commission (the “SEC”) with its principal office and place of business in Boston, Massachusetts (the “Adviser”), amends and restates the Second Amended and Restated Expense Limitation Agreement dated as of February 1, 2024 (the “Prior Agreement”) between the Trust and the Adviser.

WHEREAS, the Adviser has been appointed the investment adviser of all series of the Trust pursuant to an Amended and Restated Investment Advisory Agreement between the Trust and the Adviser dated as of February 1, 2024, as may be amended from time to time (the “Advisory Agreement”);

WHEREAS, the Trust and the Adviser each desire to further amend and restate the Prior Agreement and enter into the arrangements described herein relating to certain fees and expenses of the Funds;

WHEREAS, the Trust and the Adviser intend to execute a separate fund-of-funds Fee Waiver and Expense Limitation Agreement as of the date hereof, which pertains solely to series of the Trust operating as top-tier funds in a fund-of-funds structure, none of which are subject to this Agreement;

WHEREAS, certain series of Advisers Investment Trust, a Delaware Statutory Trust (each such series, an “AIT Predecessor Fund” and collectively, the “AIT Predecessor Funds”) were party to an Investment Advisory Agreement dated September 10, 2013, as amended, and an Expense Limitation Agreement dated September 10, 2013, as amended (the “AIT Predecessor Agreement”) by and between Advisers Investment Trust and J O Hambro Capital Management Limited (“JOH Ltd.”), an investment adviser registered with the SEC and affiliated company of the Adviser;

WHEREAS, under the AIT Predecessor Agreement, JOH Ltd. had a contractual right to recoup fees waived or expenses reimbursed with respect to each AIT Predecessor Fund under the AIT Predecessor Agreement, subject to certain limitations and conditions set forth in the AIT Predecessor Agreement;

WHEREAS, pursuant to Agreements and Plans of Reorganization dated January 8, 2021 (the “AIT Plans”), each AIT Predecessor Fund reorganized with and into a corresponding Fund (each such transaction, an “AIT Reorganization”), and, in connection with each such AIT Reorganization and subject to the terms of the AIT Plans, each AIT Predecessor Fund transferred all of its assets to a corresponding Fund and each such Fund assumed all liabilities of such AIT Predecessor Fund, and each AIT Predecessor Fund served as the accounting survivor to its corresponding Fund;

WHEREAS, the Trust, the Adviser, and JOH Ltd. previously agreed, upon consummation of the AIT Reorganizations, that the Adviser succeeded to JOH Ltd.’s right to recover fees and expenses under the AIT Predecessor Agreement and assumed a right to recover from a Fund amounts that would have been recoverable by JOH Ltd. from the corresponding AIT Predecessor Fund under the AIT Predecessor Agreement, subject to certain conditions and limitations;

WHEREAS, the Trust, the Adviser, and JOH Ltd. also agreed that any obligation that a Fund may have had under the AIT Predecessor Agreement, as a successor to an AIT Predecessor Fund, to make any payment to JOH Ltd. be terminated, extinguished and replaced in its entirety by the Fund’s payment obligation to the Adviser as set forth in this Agreement;

WHEREAS, the Trillium ESG Small/Mid Cap Fund (the “Trillium Predecessor SMID Fund”), a series of Professionally Managed Portfolios, a Massachusetts Business Trust (“PMP”), advised by Trillium Asset Management, LLC (“Trillium”), an investment adviser that is an affiliate of the Adviser and registered with the SEC with its principal place of business in Boston, Massachusetts, was party to an Investment Advisory Agreement dated June 30, 2020, as amended, and an Operating Expenses Limitation Agreement dated October 31, 2020, as amended (the “Trillium Predecessor Agreement”) by and between PMP and Trillium whereby Trillium had a contractual right to recoup fees waived or expenses reimbursed with respect to the Trillium Predecessor SMID Fund, subject to certain limitations and conditions set forth in the Trillium Predecessor Agreement;

WHEREAS, pursuant to an Agreement and Plan of Reorganization dated August 16, 2023 (the “Trillium Plan”), the Trillium Predecessor SMID Fund reorganized with and into the Trillium ESG Small/Mid Cap Fund, a series of the Trust, which is subadvised by Trillium (the “Trillium Reorganization”), and, in light of circumstances surrounding the Trillium Reorganization, the Trust and Adviser agreed that the Adviser shall be entitled to collect on behalf of Trillium amounts that would have been recoverable by Trillium from the Trillium Predecessor SMID Fund under the Trillium Predecessor Agreement, subject to the conditions and limitations described herein;

WHEREAS, the funds listed with “Barrow Hanley” in their names on Appendix A, each a series of The Advisors’ Inner Circle Fund III (“AIC”), a Delaware Statutory Trust (each such series, a “Barrow Hanley Predecessor Fund” and collectively, the “Barrow Hanley Predecessor Funds,” and together with the AIT Predecessor Funds and the Trillium Predecessor SMID Fund, the “Predecessor Funds”) that are advised by Perpetual US Services, LLC (“Perpetual-PGIA”), an investment adviser that is an affiliate of the Adviser and registered with the SEC, are party to an Investment Advisory Agreement dated December 29, 2021, as amended, and Expense Limitation Agreements dated December 29, 2021, as amended, for each Barrow Hanley Predecessor Fund by and between AIC and Perpetual-PGIA whereby Perpetual-PGIA has a contractual right to recoup fees waived or expenses reimbursed with respect to the Barrow Hanley Predecessor Funds, subject to certain limitations and conditions set forth in the Barrow Hanley Predecessor Agreements;

WHEREAS, pursuant to an Agreement and Plan of Reorganization, (the “Barrow Hanley Plan”), each Barrow Hanley Predecessor Fund intends to reorganize with and into a corresponding new series of the Trust (each such transaction, a “Barrow Hanley

Reorganization,” and collectively, the “Barrow Hanley Reorganizations”), and, in light of current circumstances surrounding the Barrow Hanley Reorganizations, the Trust and Adviser hereby agree that the Adviser shall be entitled to collect on behalf of Perpetual-PGIA amounts that would have been recoverable by Perpetual-PGIA from the Barrow Hanley Predecessor Funds under the Barrow Hanley Predecessor Agreements, subject to the conditions and limitations described herein:

NOW, THEREFORE, in consideration of the foregoing recitals, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, to be effective with respect to a Fund upon either the consummation of such Fund’s AIT Reorganization, Trillium Reorganization, or Barrow Hanley Reorganization, or the Fund’s commencement of operations:

1.	Fee Waiver and Expense Reimbursement

The Adviser agrees, subject to Section 2 hereof, to reduce the fees payable under the Advisory Agreement (but not below zero) and/or reimburse other expenses of a Fund (including, but not limited to, organizational and offering costs) to the extent necessary to limit the total operating expenses of the Fund (exclusive of brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies, and extraordinary expenses (as determined under generally accepted principles) (“Excluded Expenses”)), to the amount of the “Maximum Operating Expense Limit” applicable to each class of the Fund as set forth on the attached Schedule A. Schedule A may be amended to add or delete a Fund or class, or to increase or decrease the Maximum Operating Expense Limit applicable to a Fund, as provided in this Agreement.

2.	Recoupment

A. Each Fund agrees to repay (i) to the Adviser the amount of fees (including any amounts foregone through limitation or reimbursed pursuant to Section 1 hereof) that, but for Section 1 hereof, would have been payable by such Fund to the Adviser pursuant to the Advisory Agreement and the amount of expenses reimbursed by the Adviser in accordance with Section 1 hereof (collectively, the “Recoupable Fees/Expenses”), (ii) to the Adviser any amounts accrued by such Fund’s AIT Predecessor Fund on its books as available for recoupment by JOH Ltd. pursuant to the AIT Predecessor Agreement (the “AIT Predecessor Recoupable Fees/Expenses”), (iii) to the Adviser on behalf of Trillium (or directly to Trillium at the discretion of the Trust) any amounts accrued by such Fund’s Trillium SMID Predecessor Fund on its books as available for recoupment by Trillium pursuant to the Trillium Predecessor Agreement (the “Trillium Predecessor Recoupable Fees/Expenses”), and (iv) to the Adviser on behalf of Perpetual-PGIA (or directly to Perpetual-PGIA at the discretion of the Trust) any amounts accrued by such Fund’s Barrow Hanley Predecessor Fund on its books as available for recoupment by Perpetual-PGIA pursuant to the Barrow Hanley Predecessor Agreements (the “Barrow Hanley Predecessor Recoupable Fees/Expenses” and together with the AIT Predecessor Recoupable Fees/Expenses and the Trillium Predecessor Recoupable Fees/Expenses, the “Predecessor Recoupable Fees/Expenses”) subject to the limitations provided in this Section.

B. Such repayment shall be made monthly, but only if the operating expenses of the relevant class of shares of a Fund (exclusive of Excluded Expenses), without regard to such repayment, are at an annual rate equal to or less than the lesser of (i) the Maximum Operating Expense Limit for such class of shares of the Fund as set forth on Schedule A or (ii) the Maximum Operating Expense Limit in effect at the time of the initial waiver and/or reimbursement (which, for the avoidance of doubt, may be a limit under the AIT Predecessor Agreement, Trillium Predecessor Agreement, or Barrow Hanley Predecessor Agreements, as applicable). Furthermore, the amount of Recoupable Fees/Expenses and Predecessor Recoupable Fees/Expenses paid by a Fund with respect to any class of shares in any month shall be limited so that the sum of (i) the amount of such payments and (ii) the other operating expenses of the relevant class of the Fund (exclusive of Excluded Expenses) do not exceed the limitations set forth in the prior sentence.

C. Recoupable Fees/Expenses and Predecessor Recoupable Fees/Expenses are subject to repayment by a Fund only within three years following the date on which the relevant fee waiver or expense reimbursement was made by the Adviser, JOH Ltd., Trillium or Perpetual-PGIA. In no event will a Fund be obligated to pay any fees waived or expenses reimbursed with respect to any other Fund of the Trust or to any Predecessor Fund other than a Fund’s corresponding Predecessor Fund, as set forth in AIT Plans, Trillium Plan or Barrow Hanley Plan, as applicable.

3.	Term and Termination

The Maximum Operating Expense Limit with respect to a Fund and its share classes shall be effective for the period set forth on Schedule A hereto, which may be amended to shorten such period only by the Board of Trustees of the Trust. All other provisions of this Agreement shall continue from time to time unless terminated by the Trust or the Adviser upon written notice. Any notice of termination of this Agreement shall be prospective only, and shall not affect a Party’s existing obligations under this Agreement. For the avoidance of doubt, any obligation of a Fund pursuant to Section 2 of this Agreement shall not be discharged by the Adviser’s termination of this Agreement unless expressly agreed in writing by the Adviser and such Fund.

4.	Amendment

No amendment or modification to this Agreement, or any Schedule thereto, shall be valid unless made in writing and executed by the Trust and the Adviser.

5.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

6.	Massachusetts Business Trust

A copy of the Agreement and Declaration of Trust establishing the Trust, as amended or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Funds by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders individually but are binding only upon the assets and property belonging to the Trust.

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IN WITNESS WHEREOF, the parties hereto have executed this Expense Limitation Agreement as of the date first above written.

PERPETUAL AMERICAS FUNDS TRUST		JOHCM (USA) INC (d/b/a PERPETUAL AMERICAS FUNDS SERVICES)

By:	/s/ David Lebisky	By:	/s/ Jonathan Weitz
Name:	David Lebisky	Name:	Jonathan Weitz
Title:	Chief Compliance Officer	Title:	Chief Operating Officer

[Signature Page to the Third Amended and Restated Expense Limitation Agreement]

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

Revised as of June 13, 2024

MAXIMUM OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	Institutional Shares	104bps	February 1, 2026
	Advisor Shares	114bps	February 1, 2026
	Investor Shares	129bps	February 1, 2026
	Class Z Shares	104bps	February 1, 2026

Barrow Hanley Emerging Markets Value Fund	Institutional Shares	98bps	February 1, 2026

	Advisor Shares	108bps	February 1, 2026

	Investor Shares	123bps	February 1, 2026

	Class Z Shares	98bps	February 1, 2026

Barrow Hanley Floating Rate Fund	Institutional Shares	59bps	February 1, 2026

	Advisor Shares	69bps	February 1, 2026

	Investor Shares	84bps	February 1, 2026

	Class Z Shares	59bps	February 1, 2026

Barrow Hanley International Value Fund	Institutional Shares	85bps	February 1, 2026

	Advisor Shares	95bps	February 1, 2026

	Investor Shares	110bps	February 1, 2026

	Class Z Shares	85bps	February 1, 2026

[1]	Expressed as a percentage of a Fund’s average daily net assets.
[2]

The expense cap shall continue in effect thereafter for additional one year periods so long as such continuation is approved at least annually by JOHCM (USA) Inc (d/b/a Perpetual Americas Funds Services) and the Board of Trustees of the Trust.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
Barrow Hanley Total Return Bond Fund	Institutional Shares	35bps	February 1, 2026

	Advisor Shares	45bps	February 1, 2026

	Investor Shares	60bps	February 1, 2026

	Class Z Shares	35bps	February 1, 2026

Barrow Hanley US Value Opportunities Fund	Institutional Shares	70bps	February 1, 2026

	Advisor Shares	80bps	February 1, 2026

	Investor Shares	95bps	February 1, 2026

	Class Z Shares	70bps	February 1, 2026

JOHCM Emerging Markets Opportunities Fund	Institutional Shares	104bps	February 1, 2025

	Advisor Shares	114bps	February 1, 2025

	Investor Shares	129bps	February 1, 2025

	Class Z Shares	104bps	February 1, 2025

JOHCM Emerging Markets Discovery Fund	Institutional Shares	124bps	February 1, 2025

	Advisor Shares	134bps	February 1, 2025

	Investor Shares	149bps	February 1, 2025

	Class Z Shares	124bps	February 1, 2025

JOHCM Global Select Fund	Institutional Shares	98bps	February 1, 2025

	Advisor Shares	108bps	February 1, 2025

	Investor Shares	123bps	February 1, 2025

	Class Z Shares	98bps	February 1, 2025

JOHCM International Opportunities Fund	Institutional Shares	88bps	February 1, 2026[3]

	Advisor Shares	98bps	February 1, 2026[3]

	Investor Shares	113bps	February 1, 2026[3]

	Class Z Shares	88bps	February 1, 2026[3]

[3]

Recoupable Fees/Expenses and AIT Predecessor Recoupable Fees/Expenses will continue to accrue but will not be paid to the Adviser prior to the earlier of February 1, 2026 and the termination date of the Amended and Restated Supplemental Expense Limitation Agreement dated as of February 1, 2024.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM International Select Fund	Institutional Shares	98bps	February 1, 2025

	Investor Shares	121bps	February 1, 2025

	Class Z Shares	98bps	February 1, 2025

Regnan Global Equity Impact Solutions	Institutional Shares	89bps	February 1, 2025

	Advisor Shares	99bps	February 1, 2025

	Investor Shares	114bps	February 1, 2025

	Class Z Shares	89bps	February 1, 2025

Regnan Sustainable Water and Waste Fund	Institutional Shares	89bps	February 1, 2025

	Advisor Shares	99bps	February 1, 2025

	Investor Shares	114bps	February 1, 2025

	Class Z Shares	89bps	February 1, 2025

TSW Core Plus Bond Fund	Institutional Shares	50bps	February 1, 2026

	Advisor Shares	60bps	February 1, 2026

	Investor Shares	75bps	February 1, 2026

	Class Z Shares	50bps	February 1, 2026

TSW Emerging Markets Fund	Institutional Shares	99bps	February 1, 2025

	Advisor Shares	109bps	February 1, 2025

	Investor Shares	124bps	February 1, 2025

	Class Z Shares	99bps	February 1, 2025

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
TSW High Yield Bond Fund	Institutional Shares	65bps	February 1, 2025

	Advisor Shares	75bps	February 1, 2025

	Investor Shares	90bps	February 1, 2025

	Class Z Shares	65bps	February 1, 2025

TSW Large Cap Value Fund	Institutional Shares	73bps	February 1, 2025

	Advisor Shares	83bps	February 1, 2025

	Investor Shares	98bps	February 1, 2025

	Class Z Shares	73bps	February 1, 2025

Trillium ESG Global Equity Fund	Institutional Shares	99bps	February 1, 2025

	Advisor Shares	109bps	February 1, 2025

	Investor Shares	124bps	February 1, 2025

	Class Z Shares	99bps	February 1, 2025

Trillium ESG Small/Mid Cap Fund	Institutional Shares	97bps	February 1, 2025

	Advisor Shares	107bps	February 1, 2025

	Investor Shares	122bps	February 1, 2025

	Class Z Shares	97bps	February 1, 2025

Schedule A to the Third Amended and Restated Expense Limitation Agreement is hereby Agreed and Acknowledged as of the date first above written:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC (d/b/a PERPETUAL AMERICAS FUNDS SERVICES)

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A of the Third Amended and Restated Expense Limitation Agreement]